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                                                                    EXHIBIT 23

                      [KPMG PEAT MARWICK LLP LETTERHEAD]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
R. G. Barry Corporation:


We consent to incorporation by reference in Registration Statement Nos. 2-92577, 33-23567, 33-23568, 33-67594, 33-67596, 33-81820, 33-83252 and 333-06875 on
Forms S-8 and S-3 of R. G. Barry Corporation of our reports dated February 20, 1997, relating to the consolidated balance sheets of R. G. Barry Corporation and subsidiaries as of December 28, 1996 and December 30, 1995, and the related consolidated statements of earnings, shareholders' equity and cash flows and related financial statement schedules for each of the fiscal years in the three-year period ended December 28, 1996, which reports appear in the 1996 annual report on Form 10-K of R. G. Barry Corporation.



                                                     /S/ KPMG PEAT MARWICK LLP



Columbus, Ohio
March 25, 1997